Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of The Aveon Group L.P. of: (i) our report dated April 28, 2010, with respect to the audits of the consolidated statements of assets and liabilities of Banyan Capital Partners, LLC and Subsidiary as of December 31, 2009, 2008 and 2007, and the related consolidated statements of income, changes in member’s equity, and cash flows for each of the three years in the period ended December 31, 2009; and (ii) our report dated July 26, 2010, with respect to the audits of the special purpose schedule of management fees and incentive fees for the Banyan Group (as defined in Note 1 of the special purpose statements for the Banyan Group) for each of the years in the three-year period ended December 31, 2009, appearing in the Prospectus, which is part of this Amendment No. 4 to the Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

January 11, 2011